Exhibit (c)-(2)

CONFIDENTIAL China Distance Education Holdings Limited December 1, 2020 Fairness Analysis Presented to the Special Committee of the Board of Directors The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates.

Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) (solely in its capacity as the Special Committee) of China Distance Education Holdings Limited (“CDEL” or the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the exclusive use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee. • Because these materials were prepared for use in the context of an oral presentation to the Special Committee whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee. • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee. • The accompanying materials do not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party. • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps did not independently verify such information. Any estimates and forecasts contained herein have been prepared in good faith by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future. • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis Appendix 1. Holding Company Discount

Section 01 Introduction and Transaction Overview

Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). • Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.0001 per share, of the Company (each, a “Share” or, collectively, the “Shares”), other than the Excluded Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing four Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs). The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Champion Distance Education Investments Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Parent”), and China Distance Learning Investments Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed being received on November 27, 2020. • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving company and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, (i) each Share issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares and Shares represented by ADSs) will be cancelled and converted into the right to receive US$2.45 in cash per Share without interest (the “Per Share Merger Consideration”) and (ii) each ADS, issued and outstanding (other than ADSs representing the Excluded Shares) will be cancelled and converted into the right to receive US$9.80 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. Capitalized terms used in the Opinion and not otherwise defined herein shall have the meanings set forth in the Merger Agreement, the latest draft of which Duff & Phelps has reviewed being received on November 27, 2020. • For purposes of the Opinion, “Excluded Shares” shall mean, collectively, (i) Rollover Shares (including the Shares subject to the Company Restricted Share Awards held by the Guarantors), (ii) Dissenting Shares, (iii) any Shares (including ADSs corresponding to such Shares) held by Parent, the Company or any of their direct or indirect subsidiaries, and (iv) any Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Company Share Plans.

Introduction and Transaction Overview Scope of Analysis Duff & Phelps made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analyses with respect to the preparation of its analysis included, but were not limited to, the items summarized below: 1. Reviewed the following documents: - The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the fiscal years ended September 30, 2015 through September 30, 2019; - The Company’s unaudited interim financial statements for the nine months ended June 30, 2018, June 30, 2019 and June 30, 2020 included in the Company’s Form 6-Ks furnished to the SEC; - Unaudited financial statements for the fiscal year ended September 30, 2019 and the twelve months ended June 30, 2020 for each of Beijing Zhengbao Yucai Education Technology Company Limited (“Zhengbao Yucai”), Beijing Ruida Chengtai Education Technology Co., Ltd. (“Beijing Ruida”), Jiangsu Zhengbao Asset Financial Advisory Co., Ltd. (“Jiangsu Asset”), and Xiamen NetinNet Software Co., Ltd. (“Xiamen NetinNet”), provided by management of the Company; - Unaudited book values recorded by the Company as of June 30, 2020 for certain of the Company’s long-term investments (“Investments”), provided by management of the Company; - Detailed financial projections for the Company, prepared by the management of the Company and representing management’s best estimates of the Company’s future financial performance and financial results, for the fiscal years ending September 30, 2020 through September 30, 2028, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”); - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company and its subsidiaries (collectively, the “Group”) as well as of its relevant business segments, provided by management of the Company; - A letter dated November 27, 2020 from management of the Company, which made certain representations as to, among other things, (i) historical financial statements for the Company, (ii) historical financial statements for Zhengbao Yucai, Beijing Ruida, Jiangsu Asset and Xiamen NetinNet, (iii) certain items on the Company’s unaudited consolidated balance sheet as of June 30, 2020, (iv) the Investments, and (v) the Management Projections and the underlying assumptions of such projections; and - A draft version of the Merger Agreement received by Duff & Phelps on November 27, 2020. 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; 4. Reviewed the historical trading prices and trading volumes of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

Introduction and Transaction Overview Scope of Analysis (continued) 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including discounted cash flow analysis, analysis of selected public companies that Duff & Phelps deemed relevant, and analysis of selected transactions that Duff & Phelps deemed relevant; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

# Introduction and Transaction Overview

## Ownership Summary

**Fully Diluted Ownership**



Rollover Shareholders 50.1%
Other Management & Directors 5.0%
Options In-the-Money at the Improved Offer Price 0.7%
Non-institutional Public Investors 10.3%
Total Institutional Holders 34.0%

**China Distance Education Holdings Limited - Ownership**

| Current Shareholders | ADS Equivalent Held (1) | % of Fully Diluted Ownership |
|---|---|---|
| **Rollover Shareholders** | | |
| Zhu, Zhengdong (Co-Founder, Chairman & CEO) (2) (3) | 13,263,504 | 38.8% |
| Yin, Baohong (Co-Founder & Deputy Chairman) (3) | 16,250 | 0.0% |
| Wang, Zhangxing (4) | 2,265,074 | 6.6% |
| Wang, Qi | 1,038,361 | 3.0% |
| Chen, Xiaoshu (Independent Director) (5) | 538,700 | 1.6% |
| **Rollover Shareholders** | 17,121,889 | 50.1% |
| **Other Management & Directors (6)** | 1,700,701 | 5.0% |
| **Top 10 Institutional Holders** | | |
| YM Investment Limited, The Li Family (PTC) Limited and Ms. Lam Lai Ming (7) | 6,453,617 | 18.9% |
| Wells Fargo & Company | 2,298,581 | 6.7% |
| FIL Limited | 1,207,643 | 3.5% |
| Renaissance Technologies Corp. | 616,487 | 1.8% |
| Van Berkom and Associates Inc. | 344,670 | 1.0% |
| Dimensional Fund Advisors L.P. | 233,183 | 0.7% |
| Caisse de dépôt et placement du Québec | 184,997 | 0.5% |
| O'Shaughnessy Asset Management, LLC | 82,552 | 0.2% |
| Morgan Stanley, Investment Banking and Brokerage Investments | 40,132 | 0.1% |
| Ritholtz Wealth Management | 36,530 | 0.1% |
| **Top 10 Institutional Holders** | 11,498,392 | 33.6% |
| **Total Institutional Holders** | 11,615,834 | 34.0% |
| **Non-institutional Public Investors** | 3,506,226 | 10.3% |
| **Total ADSs Outstanding (6)** | 33,944,650 | 99.3% |
| **Options In-the-Money at the Improved Offer Price (6)** | 242,250 | 0.7% |
| **Fully Diluted ADSs Outstanding** | **34,186,900** | **100.0%** |

(1) Each ADS represents four Shares.
(2) Including Shares and ADSs held by Zhengdong Zhu through Champion Shine Trading Limited, a British Virgin Islands company whose sole shareholder and sole director is Zhengdong Zhu.
(3) Zhengdong Zhu, Baohong Yin and Champion Shine Trading Limited (the "Initial Buyer Group") submitted a preliminary non-binding proposal on June 8, 2020 (the "Proposal"), proposing to acquire all of the outstanding Shares and ADSs of the Company not already owned by the Initial Buyer Group in a going-private transaction. The Initial Buyer Group offered a proposed consideration of US$9.08 per ADS in cash (the "Indicative Offer").
(4) Including 443,500 ADSs held by Zhangxing Wang through Home Value Holding Co., Ltd.
(5) Among which, 1,000,000 Shares held by Xiaoshu Chen will roll over to Parent.
(6) As of November 30, 2020. Provided by Company management.
(7) YM Investment Limited is wholly-owned by The Li 2007 Family Trust. The Li 2007 Family Trust is a revocable trust established under the laws of the British Virgin Islands with Ms. Lam Lai Ming as the settlor, The Li Family (PTC) Limited as trustee and Ms. Lam Lai Ming and her family members as the beneficiaries.

Source: Company filings, Capital IQ, Company management

CONFIDENTIAL 8 DUFF & PHELPS

# Introduction and Transaction Overview

## Trading Analysis

### China Distance Education Holdings Limited - Trading History and Selected Public Market Observations

June 10, 2019 to November 27, 2020



ADS Price
Volume (thousands)
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
500
450
400
350
300
250
200
150
100
50
0
6/10/19
7/10/19
8/10/19
9/10/19
10/10/19
11/10/19
12/10/19
1/10/20
2/10/20
3/10/20
4/10/20
5/10/20
6/10/20
7/10/20
8/10/20
9/10/20
10/10/20
11/10/20
11/27/20
August 13, 2019
CDEL reported Q3'FY2019 earnings results. The Company reported revenue of USD61.7 million and basic net income of USD0.282 per ADS for the three months ended June 30, 2019.
November 19, 2019
CDEL reported FY2019 earnings results. The Company reported revenue of USD211.8 million and basic net income of USD0.635 per ADS for FY2019.
March 17, 2020
CDEL reported Q1'FY2020 earnings results. The Company reported revenue of USD51.4 million and basic net income of USD0.051 per ADS for the three months ended December 31, 2019. CDEL also declared a special dividend of USD0.145 per Share or USD0.58 per ADS.
May 21, 2020
CDEL reported Q2'FY2020 earnings results. The Company reported revenue of USD41.9 million and basic net income of USD0.126 per ADS for the three months ended March 31, 2020.
June 8, 2020
CDEL received a non-binding proposal from a buyer group constituted by co-founders to acquire all of the outstanding shares of common stock of the Company not already owned by the buyer group or their affiliates for USD9.08 in cash per ADS in a going-private transaction.
August 26, 2020
CDEL reported Q3'FY2020 earnings results. The Company reported revenue of USD50.7 million and basic net income of USD0.089 per ADS for the three months ended June 30, 2020.
Volume
Price
30-day Trailing VWAP
60-day Trailing VWAP
90-day Trailing VWAP
Indicative Offer US$9.08/ADS
Final Offer US$9.80/ADS

**China Distance Education Holdings Limited Historical Trading Metrics**

*(In thousands, except per ADS data)*

| During one year prior to Indicative Offer | | Post Indicative Offer | |
|---|---|---|---|
| Average Closing Price | $6.70 | Average Closing Price | $8.90 |
| High | $10.96 | High | $9.75 |
| Low | $4.15 | Low | $8.21 |
| Average Volume | 54.8 | Average Volume | 43.3 |
| % of ADSs Issued and Outstanding | 0.2% | % of ADSs Issued and Outstanding | 0.1% |
| % of Float | 0.5% | % of Float | 0.4% |

Source: Capital IQ

CONFIDENTIAL
9
DUFF & PHELPS

Introduction and Transaction Overview Proposed Transaction China Distance Education Holdings Limited—Final Offer Price Premium Relative To ADS Implied Price Premium ADS price as of 11/27/20 $8.68 12.9% One-day prior to Indicative Offer (6/5/20) $7.22 35.7% One-week prior to Indicative Offer (6/1/20) $6.85 43.1% 30-days trailing VWAP prior to Indicative Offer $7.15 37.1% 60-days trailing VWAP prior to Indicative Offer $7.06 38.9% 90-days trailing VWAP prior to Indicative Offer $7.82 25.3% Final Offer Price Per ADS $9.80 Source: Capital IQ and SEC filings (1) Reflects a 10% withholding tax discount on excess onshore cash net of working capital deficit and short-term bank borrowings net of restricted cash. Excess cash excludes cash held against deferred revenue. (2) Reflects a 10% withholding tax discount on the onshore balance. (3) Represented cash pledged as security for bank borrowings. (4) Short-term investments comprise of onshore held-to-maturity investments with a maturity of less than one year and financial products with early redemption option and no specified maturity dates, which are classified as available-for-sale investments, subject to 10% withholding tax discount. (5) Book value of all long-term investments as of June 30, 2020, except for investment in Beijing Teacheredu.cn Science & Technology Co., Ltd, where implied value from most recent financing was used, after application of a 10% withholding tax discount for onshore investments and a holding company discount of 5.0% for overall investments. (6) Receivable from disposal of a subsidiary refers to the remaining consideration receivable due from the buyers of Beijing Champion Tax Management and Advisory Co., Ltd., a previously consolidated subsidiary of the Company, subject to 10% withholding tax discount. (7) Book value as of June 30, 2020 which represents the fair value of the bank borrowings with Bank of East Asia, Baoshang Bank and Hang Seng Bank as of June 30, 2020, measured based on the present value of the debt using market interest rates. (8) On March 17, 2020, the Company announced that its Board of Directors has declared a special cash dividend of US$0.145 per ordinary share on its outstanding shares to shareholders of record as of the close of trading on March 31, 2020. (9) Book value of the noncontrolling interests as of June 30, 2020. China Distance Education Holdings Limited—Implied Multiples (USD in millions, except per ADS data) Final Offer Price per ADS $9.80 Fully Diluted ADSs Issued and Outstanding (millions) 34.2 Implied Common Equity Value $335.0 Less: Proceeds from exercise of in-the-money options (8.25) (1.3) Less: Cash and cash equivalents (1) (453.68) (69.0) Less: Term deposits (2) (31.50) (4.8) Less: Restricted cash (3) (143.00) (21.7) Less: Short term investments (4) (156.10) (23.7) Less: Long-term investments (5) (173.95) (26.4) Less: Receivable from disposal of a subsidiary (6) (9.91) (1.5) Less: Interest receivable (2) (0.92) (0.1) Plus: Net Working Capital Deficit 314.00 47.7 Plus: Short-term bank borrowings (7) 163.90 24.9 Plus: Dividend payable (8) 0.23 0.0 Plus: Noncontrolling interests (9) 347.22 52.8 Implied Enterprise Value $311.9 Implied Offer Multiples: EV / LTM EBITDA $44.3 7.0x EV / FY2020 EBITDA $38.7 7.6x EV / FY2021 EBITDA $27.5 11.2x EV / FY2022 EBITDA $25.2 12.0x EV / LTM EBIT $30.3 10.3x EV / FY2020 EBIT $25.5 11.6x EV / FY2021 EBIT $12.0 25.9x EV / FY2022 EBIT $10.8 28.0x EV / LTM Revenue $227.4 1.37x EV / FY2020 Revenue $209.2 1.41x EV / FY2021 Revenue $247.4 1.25x EV / FY2022 Revenue $273.3 1.11x Note: Balance sheet data as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

# Introduction and Transaction Overview

## Valuation Summary

**Valuation Range Conclusion**

*(RMB in thousands, except per ADS values or otherwise noted)*

| | Low | | High | Final Offer |
|---|---|---|---|---|
| **Enterprise Value** | | | | |
| Discounted Cash Flow Analysis | ¥1,670,000 | - | ¥2,000,000 | |
| Selected Public Companies / M&A Transactions Analysis | ¥1,750,000 | - | ¥2,030,000 | |
| **Enterprise Value Range** | **¥1,710,000** | - | **¥2,015,000** | |
| Plus: Proceeds from exercise of in-the-money options | ¥8,249 | - | ¥8,249 | |
| Plus: Excess cash and cash equivalents (1) | 453,676 | - | 453,676 | |
| Plus: Term deposits (2) | 31,500 | - | 31,500 | |
| Plus: Restricted cash (3) | 143,005 | - | 143,005 | |
| Plus: Short term investments (4) | 156,103 | - | 156,103 | |
| Plus: Long-term investments (5) | 164,795 | - | 183,105 | |
| Plus: Receivable from disposal of a subsidiary (6) | 9,907 | - | 9,907 | |
| Plus: Interest receivable (2) | 916 | - | 916 | |
| Less: Net working capital deficit | (312,000) | - | (316,000) | |
| Less: Short-term bank borrowings (7) | (163,903) | - | (163,903) | |
| Less: Dividend payable (8) | (233) | - | (233) | |
| Less: Noncontrolling interests (9) | (347,221) | - | (347,221) | |
| **Equity Value Range** | **¥1,854,792** | - | **¥2,174,102** | |
| Fully Diluted ADSs Issued and Outstanding | 34,186,900 | - | 34,186,900 | |
| Value Per ADS (RMB) | ¥ 54.25 | - | ¥ 63.59 | |
| RMB to USD FX Rate (as of 11/27/2020) | 6.58 | - | 6.58 | **Final Offer** |
| **Value Per ADS Range (USD)** | **$8.25** | - | **$9.67** | **$9.80** |

**Implied Valuation Multiples**

| | Metric | Low | | High | Final Offer |
|---|---|---|---|---|---|
| EV / LTM EBITDA | ¥291,461 | 5.9x | - | 6.9x | 7.0x |
| EV / FY2020 EBITDA | ¥268,714 | 6.4x | - | 7.5x | 7.6x |
| EV / FY2021 EBITDA | ¥182,635 | 9.4x | - | 11.0x | 11.2x |
| EV / FY2022 EBITDA | ¥170,929 | 10.0x | - | 11.8x | 12.0x |
| EV / LTM EBIT | ¥199,506 | 8.6x | - | 10.1x | 10.3x |
| EV / FY2020 EBIT | ¥177,142 | 9.7x | - | 11.4x | 11.6x |
| EV / FY2021 EBIT | ¥79,270 | 21.6x | - | 25.4x | 25.9x |
| EV / FY2022 EBIT | ¥73,274 | 23.3x | - | 27.5x | 28.0x |
| EV / LTM Revenue | ¥1,496,037 | 1.14x | - | 1.35x | 1.37x |
| EV / FY2020 Revenue | ¥1,454,233 | 1.18x | - | 1.39x | 1.41x |
| EV / FY2021 Revenue | ¥1,640,618 | 1.04x | - | 1.23x | 1.25x |
| EV / FY2022 Revenue | ¥1,853,061 | 0.92x | - | 1.09x | 1.11x |

Note: Balance sheet and LTM data as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Reflects a 10% withholding tax discount on excess onshore cash net of working capital deficit and short-term bank borrowings net of restricted cash. Excess cash excludes cash held against deferred revenue.
(2) Reflects a 10% withholding tax discount on the onshore balance.
(3) Represented cash pledged as security for bank borrowings.
(4) Short-term investments comprise of onshore held-to-maturity investments with a maturity of less than one year and financial products with early redemption option and no specified maturity dates, which are classified as available-for-sale investments, subject to 10% withholding tax discount.
(5) Book value of all long-term investments as of June 30, 2020, except for investment in Beijing Teacheredu.cn Science & Technology Co., Ltd, where implied value from most recent financing was used, after application of a 10% withholding tax discount for onshore investments and a holding company discount of 0% to 10% for overall investments.
(6) Receivable from disposal of a subsidiary refers to the remaining consideration receivable due from the buyers of Beijing Champion Tax Management and Advisory Co., Ltd., a previously consolidated subsidiary of the Company, subject to 10% withholding tax discount.
(7) Book value as of June 30, 2020 which represents the fair value of the bank borrowings with Bank of East Asia, Baoshang Bank and Hang Seng Bank as of June 30, 2020, measured based on the present value of the debt using market interest rates.
(8) On March 17, 2020, the Company announced that its Board of Directors has declared a special cash dividend of US$0.145 per ordinary share on its outstanding shares to shareholders of record as of the close of trading on March 31, 2020.
(9) Book value of the noncontrolling interests as of June 30, 2020.

CONFIDENTIAL 11 DUFF & PHELPS

Introduction and Transaction Overview Per ADS Valuation Range Discounted Cash Flow Analysis Selected Public Companies / M&A Transactions Analysis Concluded Range Value per ADS (USD) 7.00 $7.50 $8.00 $8.50 $9.00 $9.50 $10.00 $10.50 $9.80 Per ADS Final Offer DUFF & phelps confidential 8.07 8.43 8.25

Section 02 Valuation Analysis

Valuation Analysis Historical and Projected Financial Performance Historical and Projected Financial Performance (RMB in thousands) YTD YTD LTM Management Projections FY’15-‘19 FY’19-‘28 FY2015A FY2016A FY2017A FY2018A FY2019A 6/30/2019 6/30/2020 6/30/2020 FY2020P FY2021P FY2022P FY2023P FY2024P FY2025P FY2026P FY2027P FY2028P CAGR CAGR Professional Education Services ¥651,134 ¥721,029 ¥776,022 ¥987,398 ¥1,350,432 ¥896,060 ¥949,549 ¥1,403,921 ¥1,370,000 ¥1,551,000 ¥1,750,000 ¥1,980,000 ¥2,250,000 ¥2,500,000 ¥2,700,000 ¥2,850,000 ¥2,950,000 20.0% 9.1% Growth NA 10.7% 7.6% 27.2% 36.8% 36.8% 6.0% 14.3% 1.4% 13.2% 12.8% 13.1% 13.6% 11.1% 8.0% 5.6% 3.5% Business Start-up Training Services ¥22,991 ¥28,446 ¥35,953 ¥30,445 ¥19,178 ¥15,416 ¥13,134 ¥16,895 ¥16,764 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 (4.4%) NM Growth NA 23.7% 26.4% (15.3%) (37.0%) (16.3%) (14.8%) (38.4%) (12.6%) NM NM NM NM NM NM NM NM Sale of Learning Simulation Software Growth ¥0 NA ¥20,079 NM ¥78,317 290.1% ¥76,534 (2.3%) ¥89,618 17.1% ¥65,749 18.6% ¥51,352 (21.9%) ¥75,222 (13.4%) ¥67,469 (24.7%) ¥89,618 32.8% ¥103,061 15.0% ¥116,459 13.0% ¥128,105 10.0% ¥140,915 10.0% ¥147,961 5.0% ¥155,359 5.0% ¥160,796 3.5% NA 6.7% Total Revenue ¥674,125 ¥769,554 ¥890,293 ¥1,094,377 ¥1,459,227 ¥977,225 ¥1,014,035 ¥1,496,037 ¥1,454,233 ¥1,640,618 ¥1,853,061 ¥2,096,459 ¥2,378,105 ¥2,640,915 ¥2,847,961 ¥3,005,359 ¥3,110,796 21.3% 8.8% Growth NA 14.2% 15.7% 22.9% 33.3% 34.1% 3.8% 11.4% (0.3%) 12.8% 12.9% 13.1% 13.4% 11.1% 7.8% 5.5% 3.5% Professional Education Services Gross Profit (1) ¥393,724 ¥441,332 ¥447,990 ¥492,562 ¥752,727 ¥447,241 ¥523,253 ¥828,739 ¥798,609 ¥845,956 ¥938,206 ¥1,054,457 ¥1,192,538 ¥1,338,349 ¥1,427,604 ¥1,507,112 ¥1,560,840 17.6% 8.4% Margin% 60.5% 61.2% 57.7% 49.9% 55.7% 49.9% 55.1% 59.0% 58.3% 54.5% 53.6% 53.3% 53.0% 53.5% 52.9% 52.9% 52.9% Business Start-up Training Services Gross Profit (1) ¥15,113 ¥16,409 ¥22,112 ¥13,436 ¥7,444 ¥6,246 ¥7,964 ¥9,162 ¥10,432 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 ¥0 (16.2%) NM Margin% 65.7% 57.7% 61.5% 44.1% 38.8% 40.5% 60.6% 54.2% 62.2% NM NM NM NM NM NM NM NM Sale of Learning Simulation Software Gross Profit (1) ¥0 ¥12,410 ¥55,020 ¥48,486 ¥53,895 ¥38,094 ¥27,901 ¥43,702 ¥36,996 ¥53,835 ¥60,151 ¥66,446 ¥71,918 ¥77,937 ¥81,248 ¥84,724 ¥87,279 NA 5.5% Margin% NM 61.8% 70.3% 63.4% 60.1% 57.9% 54.3% 58.1% 54.8% 60.1% 58.4% 57.1% 56.1% 55.3% 54.9% 54.5% 54.3% Adj. Gross Profit (1) ¥408,837 ¥470,152 ¥525,121 ¥554,483 ¥814,066 ¥491,581 ¥559,118 ¥881,604 ¥846,036 ¥899,791 ¥998,357 ¥1,120,904 ¥1,264,457 ¥1,416,287 ¥1,508,851 ¥1,591,836 ¥1,648,119 18.8% 8.2% Margin% 60.6% 61.1% 59.0% 50.7% 55.8% 50.3% 55.1% 58.9% 58.2% 54.8% 53.9% 53.5% 53.2% 53.6% 53.0% 53.0% 53.0% Adj. EBITDA (2) ¥188,232 ¥219,951 ¥187,351 ¥160,616 ¥264,070 ¥94,827 ¥122,217 ¥291,461 ¥268,714 ¥182,635 ¥170,929 ¥182,967 ¥196,797 ¥253,646 ¥266,715 ¥280,139 ¥290,485 8.8% 1.1% Margin% 27.9% 28.6% 21.0% 14.7% 18.1% 9.7% 12.1% 19.5% 18.5% 11.1% 9.2% 8.7% 8.3% 9.6% 9.4% 9.3% 9.3% Growth NA 16.9% (14.8%) (14.3%) 64.4% 13.7% 28.9% 69.4% 1.8% (32.0%) (6.4%) 7.0% 7.6% 28.9% 5.2% 5.0% 3.7% Adj. EBIT (2) ¥172,630 ¥196,125 ¥154,557 ¥116,046 ¥176,321 ¥29,631 ¥52,816 ¥199,506 ¥177,142 ¥79,270 ¥73,274 ¥85,779 ¥120,048 ¥181,736 ¥222,261 ¥233,638 ¥240,927 0.5% 3.5% Margin% 25.6% 25.5% 17.4% 10.6% 12.1% 3.0% 5.2% 13.3% 12.2% 4.8% 4.0% 4.1% 5.0% 6.9% 7.8% 7.8% 7.7% Growth NA 13.6% (21.2%) (24.9%) 51.9% (48.7%) 78.2% 126.9% 0.5% (55.3%) (7.6%) 17.1% 39.9% 51.4% 22.3% 5.1% 3.1% Capital Expenditures (3) ¥28,965 ¥18,141 ¥15,762 ¥106,509 ¥70,874 ¥60,571 ¥22,839 ¥33,141 ¥30,452 ¥77,310 ¥32,609 ¥32,952 ¥37,379 ¥41,510 ¥44,764 ¥47,238 ¥48,895 % of Revenue 4.3% 2.4% 1.8% 9.7% 4.9% 6.2% 2.3% 2.2% 2.1% 4.7% 1.8% 1.6% 1.6% 1.6% 1.6% 1.6% 1.6% % of EBITDA 15.4% 8.2% 8.4% 66.3% 26.8% 63.9% 18.7% 11.4% 11.3% 42.3% 19.1% 18.0% 19.0% 16.4% 16.8% 16.9% 16.8% Normalized Net Working Capital (4) -¥666,907,   -¥652,330,   -¥706,327,   -¥777,766,   -¥865,112,   -¥972,038,   -¥1,076,823,   -¥1,155,158,   -¥1,214,197,   -¥1,253,458,   % of Revenue (44.6%) (44.9%) (43.1%) (42.0%) (41.3%) (40.9%) (40.8%) (40.6%) (40.4%) (40.3%) Note: The Company’s fiscal year ends on September 30. (1) Gross profit is adjusted to exclude depreciation and amortization expense. (2) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring income (expenses). (3) Capital expenditures include acquisition of property, plant and equipment and other intangible assets. (4) Working capital as of June 30, 2020, September 30, 2020 and September 30, 2021 reflect normalized level. Source: SEC filings and Company management

Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending September 30, 2020 through September 30, 2028, discussions with Company management, and a review of the Company’s historical performance and other factors to develop the DCF analysis. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12.50% to 14.50%, derived from the Capital Asset Pricing Model. • The following is a summary of the Management Confidential DUFF & phelps Projections utilized in the discounted cash flow analysis: - Net revenue increases at a compound annual growth rate (“CAGR”) of 8.8% from FY2019 to FY2028. - Adjusted EBITDA margin averages 10.4% from FY2020 to FY2028. - Adjusted EBIT margin averages 6.7% from FY2020 to FY2028. - Capital expenditures average 2.0% of revenue from FY2020 to FY2028. - Normalized net working capital averages -41.6% of revenue from FY2020 to FY2028.

# Valuation Analysis

## DCF Analysis Summary

**Discounted Cash Flow Analysis**

*(RMB in thousands, except per ADS values or otherwise noted)*

| | LTM | FY2020P | FY2021P | FY2022P | FY2023P | FY2024P | FY2025P | FY2026P | FY2027P | FY2028P | Terminal Year | FY2019-FY2028 CAGR |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Revenue | ¥1,496,037 | ¥1,454,233 | ¥1,640,618 | ¥1,853,061 | ¥2,096,459 | ¥2,378,105 | ¥2,640,915 | ¥2,847,961 | ¥3,005,359 | ¥3,110,796 | ¥3,110,796 | |
| *Growth* | *11.4%* | *(0.3%)* | *12.8%* | *12.9%* | *13.1%* | *13.4%* | *11.1%* | *7.8%* | *5.5%* | *3.5%* | | **8.8%** |
| Adj. EBITDA (1) | ¥291,461 | ¥268,714 | ¥182,635 | ¥170,929 | ¥182,967 | ¥196,797 | ¥253,646 | ¥266,715 | ¥280,139 | ¥290,485 | ¥290,485 | |
| *Margin* | *19.5%* | *18.5%* | *11.1%* | *9.2%* | *8.7%* | *8.3%* | *9.6%* | *9.4%* | *9.3%* | *9.3%* | *9.3%* | **1.1%** |
| *Growth* | *69.4%* | *1.8%* | *(32.0%)* | *(6.4%)* | *7.0%* | *7.6%* | *28.9%* | *5.2%* | *5.0%* | *3.7%* | | |
| | | **FY2020 Q4** | | | | | | | | | | |
| Earnings Before Interest and Taxes | | ¥124,326 | ¥79,270 | ¥73,274 | ¥85,779 | ¥120,048 | ¥181,736 | ¥222,261 | ¥233,638 | ¥240,927 | ¥244,034 | |
| Pro Forma Taxes | | (25,584) | (15,854) | (14,655) | (17,156) | (24,010) | (36,347) | (44,452) | (46,728) | (48,185) | (48,807) | |
| Net Operating Profit After Tax | | ¥98,742 | ¥63,416 | ¥58,619 | ¥68,623 | ¥96,038 | ¥145,389 | ¥177,809 | ¥186,911 | ¥192,742 | ¥195,227 | |
| Depreciation | | 7,360 | 44,824 | 50,824 | 56,824 | 63,227 | 67,569 | 40,635 | 43,011 | 45,763 | 42,289 | |
| Amortization | | 14,810 | 58,541 | 46,831 | 40,364 | 13,522 | 4,341 | 3,819 | 3,490 | 3,795 | 4,161 | |
| Purchase of PP&E | | (7,101) | (75,000) | (30,000) | (30,000) | (34,030) | (37,791) | (40,754) | (43,006) | (44,515) | (44,515) | |
| Purchase of Intangible Asset | | (512) | (2,310) | (2,609) | (2,952) | (3,348) | (3,719) | (4,010) | (4,232) | (4,380) | (4,380) | |
| (Increase) / Decrease in Normalized Working Capital (2) | | (14,577) | 53,997 | 71,440 | 87,346 | 106,926 | 104,785 | 78,335 | 59,039 | 39,261 | 42,387 | |
| Free Cash Flow (3) | | ¥98,723 | ¥143,468 | ¥195,105 | ¥220,205 | ¥242,334 | ¥280,574 | ¥255,834 | ¥245,212 | ¥232,665 | ¥235,170 | |

| **Enterprise Value Range** | Low | High |
|---|---|---|
| Terminal Growth Rate | 3.50% | 3.50% |
| Weighted Average Cost of Capital | 14.50% | 12.50% |
| **Enterprise Value Range** | **¥ 1,670,000** | **¥ 2,000,000** |
| Implied Per ADS Value Range (USD) | $8.07 | $9.60 |

| **Implied Valuation Multiples** | | | |
|---|---|---|---|
| EV / LTM EBITDA | ¥ 291,461 | 5.7x | 6.9x |
| EV / FY2020 EBITDA | ¥ 268,714 | 6.2x | 7.4x |
| EV / FY2021 EBITDA | ¥ 182,635 | 9.1x | 11.0x |
| EV / LTM EBIT | ¥ 199,506 | 8.4x | 10.0x |
| EV / FY2020 EBIT | ¥ 177,142 | 9.4x | 11.3x |
| EV / FY2021 EBIT | ¥ 79,270 | 21.1x | 25.2x |
| EV / LTM Revenue | ¥ 1,496,037 | 1.12x | 1.34x |
| EV / FY2020 Revenue | ¥ 1,454,233 | 1.15x | 1.38x |
| EV / FY2021 Revenue | ¥ 1,640,618 | 1.02x | 1.22x |

Note: LTM as of June 30, 2020.
(1) EBITDA is adjusted to exclude public company costs and non-recurring income (expenses).
(2) Working capital changes in 2020, 2021 and 2022 reflect normalized level.
(3) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

CONFIDENTIAL 16 DUFF & PHELPS

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected 17 publicly traded education services companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to LTM and projected revenue, EBITDA and EBIT. Selected M&A Transactions Analysis • Duff & Phelps selected precedent transactions that it determined to be relevant to its analysis. Duff & Phelps computed the LTM revenue, EBITDA and EBIT for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value to LTM revenue, EBITDA and EBIT multiples for each transaction. Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

# Valuation Analysis

## Selected Public Companies Analysis – Financial Metrics

### Selected Public Companies Analysis

| COMPANY INFORMATION | REVENUE GROWTH | | | | | EBITDA GROWTH | | | | | EBITDA MARGIN | | | | | EBIT MARGIN | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | 2-YR CAGR | LTM | 2020 | 2021 | 2022 | 2-YR CAGR | LTM | 2020 | 2021 | 2022 | 2-YR AVG | LTM | 2020 | 2021 | 2022 | 2-YR AVG | LTM | 2020 | 2021 | 2022 |
| **China Online Education Companies** | | | | | | | | | | | | | | | | | | | | |
| **K12 After-school Tutoring** | | | | | | | | | | | | | | | | | | | | |
| GSX Techedu Inc. | 365.5% | 329.4% | 231.9% | 78.0% | 40.7% | NM | NM | NM | NM | NA | 8.3% | -15.0% | -24.1% | -9.7% | 4.6% | 7.5% | -15.2% | -23.9% | -8.5% | 5.4% |
| Youdao, Inc. | 69.2 | 119.7 | 141.6 | 81.8 | 50.6 | NM | NM | NM | NM | NM | -37.2 | -62.5 | -57.4 | -27.2 | -8.6 | -38.0 | -63.0 | -57.9 | -27.5 | -8.9 |
| China Online Education Group | 32.0 | -42.7 | 38.2 | 21.3 | NA | NM | NM | NM | 59.2 | NA | -19.0 | -26.9 | 6.3 | 8.3 | NA | -21.3 | -29.5 | 5.0 | 7.2 | NA |
| **Post-secondary and Professional Education** | | | | | | | | | | | | | | | | | | | | |
| Koolearn Technology Holding Limited | 28.9% | 17.6% | 40.8% | 60.7% | 54.5% | NM | NM | NM | NM | NM | -46.5% | -73.5% | -52.0% | -37.4% | -13.0% | -51.1% | -81.7% | -61.8% | -41.4% | -17.8% |
| Sunlands Technology Group | 50.4 | -2.0 | NA | NA | NA | NM | NM | NM | NM | NM | -35.1 | -26.4 | NA | NA | NA | -36.5 | -28.3 | NA | NA | NA |
| LAIX Inc. | 148.6 | -4.7 | -6.4 | 7.8 | 7.7 | NM | NM | NM | NM | NM | -61.5 | -52.4 | -44.7 | -40.2 | -17.3 | -64.6 | -58.7 | -46.8 | -42.8 | -20.2 |
| Group Median | 59.8% | 7.8% | 40.8% | 60.7% | 45.6% | NA | NA | NA | 59.2% | NA | -36.1% | -39.7% | -44.7% | -27.2% | -10.8% | -37.3% | -44.1% | -46.8% | -27.5% | -13.3% |
| **China Traditional Education Companies** | | | | | | | | | | | | | | | | | | | | |
| **K12 After-school Tutoring** | | | | | | | | | | | | | | | | | | | | |
| TAL Education Group | 38.2% | 23.6% | 22.7% | 34.4% | 51.2% | 2.5% | -66.0% | -56.3% | NM | 67.6% | 12.7% | 3.9% | 4.8% | 14.4% | 16.0% | 9.2% | 0.7% | 1.2% | 11.1% | 13.5% |
| New Oriental Education & Technology Group Inc. | 20.9 | 5.6 | 1.8 | 34.0 | 32.7 | 26.8 | -9.9 | -1.5 | 55.0 | 36.0 | 14.4 | 13.2 | 15.9 | 18.4 | 18.9 | 10.4 | 8.7 | 6.6 | 12.0 | 14.5 |
| Puxin Limited | 55.6 | 9.7 | NA | NA | NA | NM | NM | NA | NA | NA | -16.2 | -0.4 | NA | NA | NA | -20.1 | -4.3 | NA | NA | NA |
| OneSmart International Education Group Limited | 9.6 | -13.9 | -11.9 | 25.1 | 19.8 | NM | NM | -27.2 | NM | 23.6 | 2.0 | -6.0 | 7.3 | 10.9 | 11.2 | -2.7 | -11.2 | 2.1 | 11.4 | 6.7 |
| RISE Education Cayman Ltd | 25.6 | -31.2 | -37.4 | 61.1 | 27.3 | 43.1 | NM | NM | NM | 20.8 | 20.9 | -1.9 | -7.2 | 16.5 | 15.7 | 16.3 | -10.2 | -15.7 | 11.7 | 10.7 |
| **Post-secondary and Professional Education** | | | | | | | | | | | | | | | | | | | | |
| Meten EdtechX Education Group Ltd. | 12.2% | NA | NA | NA | NA | NM | NM | NM | NM | NM | 2.6% | -10.1% | NA | NA | NA | -6.0% | -27.0% | NA | NA | NA |
| Tarena International, Inc. | 8.2 | -12.3 | NA | NA | NA | NM | NM | NM | NM | NM | -27.1 | -36.4 | NA | NA | NA | -41.0 | -59.9 | NA | NA | NA |
| Group Median | 20.9% | -3.3% | -5.0% | 34.2% | 30.0% | 26.8% | -37.9% | -27.2% | 55.0% | 29.8% | 2.6% | -1.9% | 6.0% | 15.5% | 15.8% | -2.7% | -10.2% | 1.7% | 11.5% | 12.1% |
| **Foreign Post-secondary and Professional Education Companies** | | | | | | | | | | | | | | | | | | | | |
| Laureate Education, Inc. | -1.8% | NA | -38.4% | -42.8% | 4.3% | NA | NA | 9.0% | 18.3% | 11.6% | 12.7% | 13.6% | 22.5% | 46.5% | 49.7% | 9.3% | 11.0% | -11.0% | 31.4% | 34.4% |
| Graham Holdings Company | 6.4 | 0.3 | -3.4 | 5.4 | 5.0 | 3.3 | -15.9 | 2.6 | -9.1 | 29.7 | 11.2 | 8.8 | 9.6 | 8.3 | 10.3 | 7.3 | 4.3 | 5.1 | 4.1 | 6.4 |
| Strategic Education, Inc. | 48.1 | 5.0 | 3.9 | 15.7 | 5.2 | 75.4 | 23.0 | 8.9 | 0.3 | 16.1 | 21.8 | 26.3 | 24.9 | 21.6 | 23.8 | 12.3 | 16.1 | 19.4 | 16.1 | 18.4 |
| Adtalem Global Education Inc. | 4.7 | 3.3 | 2.9 | 35.8 | 5.4 | -3.1 | 16.8 | 6.8 | 17.2 | NA | 20.6 | 22.5 | 20.2 | 17.4 | NA | 16.3 | 18.1 | 15.3 | 14.2 | NA |
| Group Median | 5.5% | 3.3% | -0.2% | 10.6% | 5.1% | 3.3% | 16.8% | 7.9% | 8.7% | 16.1% | 16.6% | 18.0% | 21.3% | 19.5% | 23.8% | 10.8% | 13.5% | 10.2% | 15.2% | 18.4% |
| Aggregate Mean | 54.2% | 27.2% | 29.7% | 32.2% | 25.4% | 24.7% | -10.4% | -8.2% | 23.5% | 29.3% | -6.8% | -13.1% | -5.7% | 3.7% | 10.1% | -11.3% | -19.4% | -12.5% | -0.1% | 5.7% |
| Aggregate Median | 28.9% | 3.3% | 2.9% | 34.0% | 23.5% | 15.1% | -9.9% | 2.6% | 17.8% | 23.6% | 2.6% | -6.0% | 6.3% | 10.9% | 11.2% | -2.7% | -11.2% | 1.2% | 11.1% | 6.7% |
| CDEL (1) | 28.0% | 11.4% | -0.3% | 12.8% | 12.9% | 18.7% | 69.4% | 1.8% | -32.0% | -6.4% | 16.4% | 19.5% | 18.5% | 11.1% | 9.2% | 11.3% | 13.3% | 12.2% | 4.8% | 4.0% |

(1) The Company's fiscal year ends on September 30. The Company's financial performance metrics presented are adjusted to exclude public company cost and non-recurring income (expenses).
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, company filings, press releases

CONFIDENTIAL

18

DUFF & PHELPS

# Valuation Analysis

## Selected Public Companies Analysis – Valuation Multiples

### Selected Public Companies Analysis

*($ in millions, except per ADS data)*

| COMPANY INFORMATION | MARKET DATA | | | | ENTERPRISE VALUE AS MULTIPLE OF | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | Stock Price on 11/27/20 | % of 52-Wk High | Equity Value | Enterprise Value | LTM EBITDA | 2020 EBITDA | 2021 EBITDA | 2022 EBITDA | LTM EBIT | 2020 EBIT | 2021 EBIT | 2022 EBIT | LTM Revenue | 2020 Revenue | 2021 Revenue | 2022 Revenue |
| **China Online Education Companies** | | | | | | | | | | | | | | | | |
| **K12 After-school Tutoring** | | | | | | | | | | | | | | | | |
| GSX Techedu Inc. | $63.61 | 48.5% | $15,167 | $15,803 | NM | NM | NM | NM | NM | NM | NM | NM | 17.77x | 14.81x | 8.32x | 5.91x |
| Youdao, Inc. | 31.38 | 68.2 | 3,507 | 3,755 | NM | NM | NM | NM | NM | NM | NM | NM | 9.99 | 7.84 | 4.31 | 2.86 |
| China Online Education Group | 27.67 | 79.1 | 595 | 398 | NM | 20.3x | 12.8x | NA | NM | 25.6x | 14.6x | NA | 2.52 | 1.28 | 1.06 | NA |
| **Post-secondary and Professional Education** | | | | | | | | | | | | | | | | |
| Koolearn Technology Holding Limited | $4.06 | 75.2% | $3,814 | $3,552 | NM | NM | NM | NM | NM | NM | NM | NM | 21.62x | 16.46x | 10.24x | 6.63x |
| Sunlands Technology Group | 1.40 | 50.9 | 236 | 73 | NM | NA | NA | NA | NM | NA | NA | NA | 0.22 | NA | NA | NA |
| LAIX Inc. | 1.71 | 22.3 | 84 | 46 | NM | NM | NM | NM | NM | NM | NM | NM | 0.31 | 0.32 | 0.29 | 0.27 |
| **Group Median** | | | | | NA | 20.3x | 12.8x | NA | NA | 25.6x | 14.6x | NA | 6.26x | 7.84x | 4.31x | 4.39x |
| **China Traditional Education Companies** | | | | | | | | | | | | | | | | |
| **K12 After-school Tutoring** | | | | | | | | | | | | | | | | |
| TAL Education Group | $73.11 | 89.1% | $43,890 | $43,571 | NM | NM | 56.7x | 33.9x | NM | NM | 73.7x | 40.2x | 11.94x | 11.00x | 8.18x | 5.41x |
| New Oriental Education & Technology Group Inc. | 168.54 | 93.3 | 28,680 | 24,998 | 54.2 | 44.1 | 28.5 | 20.9 | NM | NM | 43.5 | 27.2 | 7.16 | 7.02 | 5.24 | 3.95 |
| Puxin Limited | 7.90 | 68.9 | 688 | 827 | NM | NA | NA | NA | NM | NA | NA | NA | 1.79 | NA | NA | NA |
| OneSmart International Education Group Limited | 3.80 | 53.0 | 612 | 649 | NM | 16.1 | 8.6 | 6.9 | NM | NM | 8.2 | 11.7 | 1.24 | 1.17 | 0.93 | 0.78 |
| RISE Education Cayman Ltd | 6.46 | 86.7 | 364 | 343 | NM | NM | 8.8 | 7.3 | NM | NM | 12.5 | 10.7 | 2.23 | 2.36 | 1.46 | 1.15 |
| **Post-secondary and Professional Education** | | | | | | | | | | | | | | | | |
| Meten EdtechX Education Group Ltd. | $3.01 | 12.9% | $146 | $157 | NM | NA | NA | NA | NM | NA | NA | NA | 0.90x | NA | NA | NA |
| Tarena International, Inc. | 2.66 | 51.7 | 144 | 133 | NM | NA | NA | NA | NM | NA | NA | NA | 0.50 | NA | NA | NA |
| **Group Median** | | | | | 54.2x | 30.1x | 18.6x | 14.1x | NA | NA | 28.0x | 19.5x | 1.79x | 4.69x | 3.35x | 2.55x |
| **Foreign Post-secondary and Professional Education Companies** | | | | | | | | | | | | | | | | |
| Laureate Education, Inc. | $14.57 | 67.4% | $3,061 | $2,538 | 6.4x | 7.1x | 9.9x | 9.4x | 7.9x | 12.9x | 17.5x | 15.4x | 0.86x | 1.35x | 2.35x | 2.26x |
| Graham Holdings Company | 464.05 | 71.2 | 2,323 | 2,339 | 9.2 | 8.6 | 9.4 | 7.3 | 19.1 | 16.3 | 19.0 | 11.6 | 0.82 | 0.83 | 0.78 | 0.75 |
| Strategic Education, Inc. | 93.18 | 50.5 | 2,253 | 1,638 | 6.1 | 6.3 | 6.3 | 5.4 | 9.9 | 8.2 | 8.5 | 7.1 | 1.60 | 1.58 | 1.37 | 1.30 |
| Adtalem Global Education Inc. | 29.91 | 79.7 | 1,558 | 1,397 | 5.8 | 6.5 | 5.5 | NA | 7.2 | 8.5 | 6.7 | NA | 1.31 | 1.30 | 0.96 | 0.91 |
| **Group Median** | | | | | 6.2x | 6.8x | 7.9x | 7.3x | 8.9x | 10.7x | 13.0x | 11.6x | 1.09x | 1.32x | 1.16x | 1.10x |
| **Aggregate Mean** | | | | | 16.3x | 15.6x | 16.3x | 13.0x | NA | 14.3x | 22.7x | 17.7x | 4.87x | 5.18x | 3.50x | 2.68x |
| **Aggregate Median** | | | | | 6.4x | 8.6x | 9.4x | 7.3x | NA | 12.9x | 14.6x | 11.7x | 1.60x | 1.58x | 1.46x | 1.78x |

LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Total Cash & Equivalents) - (Net Non-Operating Assets) + (Cash Reserved to Service Deferred Revenue)
Cash Reserved to Service Deferred Revenue is estimated to be 2.5 months' cost of sales, as management estimated for the Company.
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, company filings, press releases

CONFIDENTIAL 19 DUFF & PHELPS

# Valuation Analysis

## Selected M&A Transactions Analysis

**Selected M&A Transactions Analysis**

*($ in millions)*

| Announced | Target Name | Target Business Description | Acquirer Name | Enterprise Value | LTM Revenue | LTM EBITDA | EBITDA Margin | EV / Revenue | EV / EBITDA | EV / EBIT |
|---|---|---|---|---|---|---|---|---|---|---|
| **China Education Companies** | | | | | | | | | | |
| 8/14/2019 | Beijing Mars era Network Technology Co., Ltd. | An computer animation training studio offering online and offline courses on PhotoShop, Maya, Vray, 3Ds Max, and other CG related information. | Xinyu Martian Investment Management Partnership Enterprise | $67 | $78 | NA | NA | 0.86x | NA | NA |
| 10/9/2018 | Shaanxi Longmen Education Technology Co.Ltd | Provides coaching and training services to junior high school and high school students for college entrance examination. | Suzhou Kingswood Printing Ink Co., Ltd. | $187 | $69 | $22 | 32.3% | 2.69x | 8.3x | 8.9x |
| 5/5/2018 | Yaxia Automobile Corporation (1) | Offcn provides civil servant, public institution, teacher, bank, military, police, army, law, healthcare, and other recruitment examination training services. | Beijing Offcn Education Technology Co., Ltd. (1) | $2,510 | $620 | $93 | 15.1% | 4.05x | 26.9x | 28.9x |
| 2/14/2018 | Zhongwen Weilai Education Technology (Beijing) Co., Ltd. | Provides online and offline training and education services. | Beijing Lanxum Technology Co., Ltd. | $149 | $13 | NA | NA | 11.30x | NA | 28.3x |
| 8/30/2017 | ATA Online (Beijing) Education Technology Co.,Ltd. | Provides computer-based testing services, online education services, and preparation for online hiring, exam organizers, and competency assessment. | CDH Investment Management Company Limited; Zhuhai Lihonghuaying Equity Investment Partnership | $172 | $83 | $22 | 26.6% | 2.08x | 7.8x | 8.2x |
| 8/16/2016 | Shanghai Hengqi Education and Training Co., Ltd. | Specializes in education services such as accounting certification examination. | Changsha Kaiyuan Instruments Co., Ltd | $208 | $43 | NA | NA | 4.81x | NA | 47.0x |
| 6/14/2016 | Zhongda Elite (Beijing) Online Education Technology Co., Ltd. | Provides online vocational courses including architecture, engineering, etc. | Changsha Kaiyuan Instruments Co., Ltd | $39 | $5 | NA | NA | 8.67x | NA | NA |
| 1/4/2016 | Guangzhou Longwen Education Technology Co., Ltd. | Offers coaching for primary school, junior high school, and high school courses, as well as course counselling, international study tour, training camps, and online question and answers. | Dongguan Kingsun Optoelectronic Co.,Ltd. | $422 | $118 | NA | NA | 3.58x | NA | 22.4x |
| 4/20/2015 | Xueda Education Group | Provides private personalized tutoring services for primary and secondary school students, covering various academic subjects. In addition, it provides personalized study abroad consulting courses, art training courses, psychology courses, and attention skills training courses. | Xiamen Insight Investment Co.,Ltd | $191 | $339 | -$1 | -0.4% | 0.56x | NM | NM |
| | | | | Group Mean | | | | 4.29x | 14.3x | 24.0x |
| | | | | Group Median | | | | 3.58x | 8.3x | 25.4x |

(1) This reverse merger transaction involves exchange of certain assets and liabilities between Yaxia (Target) and Offcn (Acquirer). Financials and implied multiples are that of Offcn's business.

Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL 20 DUFF & PHELPS

# Valuation Analysis
## Selected M&A Transactions Analysis

**Selected M&A Transactions Analysis**
*($ in millions)*

| Announced | Target Name | Target Business Description | Acquirer Name | Enterprise Value | LTM Revenue | LTM EBITDA | EBITDA Margin | EV / Revenue | EV / EBITDA | EV / EBIT |
|---|---|---|---|---|---|---|---|---|---|---|
| **Global Education Companies** | | | | | | | | | | |
| 11/12/2020 | 3P Learning Limited | Develops, markets, and sells online educational programs to schools and parents of school-aged students. | Think and Learn Private Limited | $138 | $40 | $11 | 26.9% | 3.42x | 12.7x | 54.8x |
| 10/29/2020 | Rasmussen College, Inc. | An educational institution that offers diploma, bachelor, and associate degree programs. | American Public Education, Inc. | $329 | $256 | $43 | 16.8% | 1.29x | 7.7x | NA |
| 7/3/2020 | WhiteHat Education Technology Pvt ltd | Provides online computer programming classes and coding courses for kids. | Think and Learn Private Limited | $300 | $150 | NA | NA | 2.00x | NA | NA |
| 10/21/2019 | Adtalem Educacional do Brasil S/A | Operates educational institutions offering graduate and undergraduate programs, as well as English courses, mathematics programs, and nursing and psychology courses. | Universidade Estácio de Sá | $532 | $211 | $46 | 21.8% | 2.52x | 11.5x | NA |
| 9/4/2019 | Thinkful, Inc. | Provides training programs in data science, front-end development, and full-stack development, as well as a full-time engineering immersion program. | Chegg, Inc. | $99 | $14 | NA | NA | 7.09x | NA | NA |
| 4/8/2019 | Trilogy Education Services, Inc. | A workforce accelerator that provides IT related skills training for adult learners through its boot camp offerings. | 2U, Inc. | $750 | $97 | NA | NA | 7.73x | NA | NA |
| 10/10/2018 | Navitas Limited | Provides pre-university, managed campus and university pathway programs | AustralianSuper; AustralianSuper; Remjay Investments; BGH; Hoperidge Enterprises | $1,649 | $684 | $107 | 15.6% | 2.41x | 15.5x | 19.4x |
| 4/16/2018 | General Assembly Space, Inc. | Provides skills training such as coding, data science, user experience design and digital marketing. Provides courses including full-time/part-time on campuses or online types. | Adecco Group AG | $413 | $100 | NA | NA | 4.13x | NA | NA |
| 10/30/2017 | Capella Education Company | Provides online postsecondary education and job-ready skills services, including various doctoral, master's, and bachelor's programs primarily for working adults. | Strayer Education, Inc. | $777 | $440 | $69 | 15.8% | 1.77x | 11.2x | 12.0x |
| 8/16/2017 | Global Education & Technology Group Limited | Provides test preparation and educational programs and services for various English related tests, including IELTS, iBT-TOEFL, kids' English, BEC certificate, etc.; courses for business English, international foundation programs, overseas study consulting services; and online vocational training courses for engineering, foreign languages, finance, medicine, etc. | Prepshine Holdings Co., Limited | $72 | $100 | NA | NA | 0.72x | NA | NM |
| 3/15/2017 | KG Eduone Co., Ltd. | An education company providing employment, vocational education, and online job training services. | KG Mobilians Co., Ltd | $68 | $41 | NA | NA | 1.64x | NA | NA |
| 2/8/2016 | Apollo Education Group, Inc. | Offers online and on-campus undergraduate, graduate, certificate, and non-degree educational programs and services to unemployed and employed learners. | Apollo Global Management, LLC; Najafi Companies; Apollo Investment Fund VIII, L.P.; The Vistria Group, LLC | $589 | $2,328 | $263 | 11.3% | 0.25x | 2.2x | 4.0x |
| Group Mean | | | | | | | | 2.91x | 10.1x | 22.5x |
| Group Median | | | | | | | | 2.21x | 11.4x | 15.7x |
| Aggregate Mean | | | | | | | | 3.50x | 11.5x | 23.4x |
| Aggregate Median | | | | | | | | 2.52x | 11.2x | 20.9x |

Source: Capital IQ, Bloomberg, company filings, press releases

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# Valuation Analysis

## Selected Public Companies / M&A Transactions Analysis Summary

**Selected Public Companies / M&A Transactions Analysis Summary**

*(RMB in thousands, except per ADS values or otherwise noted)*

| Valuation Multiples | | | | | | Valuation Summary | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Metric | Public Company Range | | | Public Company Median | Transaction Median | Selected Multiple Range | | | Company Performance | Enterprise Value Range | | |
| EV / LTM EBITDA | 5.8x | - | 54.2x | 6.4x | 11.2x | **6.00x** | **-** | **7.00x** | ¥291,461 | ¥1,748,764 | - | ¥2,040,225 |
| EV / 2020 EBITDA | 6.3x | - | 44.1x | 8.6x | NA | **6.50x** | **-** | **7.50x** | ¥268,714 | ¥1,746,640 | - | ¥2,015,353 |
| | | | | | | **Enterprise Value Range** | | | | **¥1,750,000** | **-** | **¥2,030,000** |
| | | | | | | Implied Per ADS Value Range (USD) | | | | $8.43 | - | $9.73 |
| | | | | | | | | | | **Implied Multiples** | | |
| EV / 2021 EBITDA | 5.5x | - | 56.7x | 9.4x | NA | | | | ¥182,635 | 9.6x | - | 11.1x |
| EV / 2022 EBITDA | 5.4x | - | 33.9x | 7.3x | NA | | | | ¥170,929 | 10.2x | - | 11.9x |
| EV / LTM EBIT | 7.2x | - | 19.1x | NA | 20.9x | | | | ¥199,506 | 8.8x | - | 10.2x |
| EV / 2020 EBIT | 8.2x | - | 25.6x | 12.9x | NA | | | | ¥177,142 | 9.9x | - | 11.5x |
| EV / 2021 EBIT | 6.7x | - | 73.7x | 14.6x | NA | | | | ¥79,270 | 22.1x | - | 25.6x |
| EV / 2022 EBIT | 7.1x | | 40.2x | 11.7x | NA | | | | ¥73,274 | 23.9x | - | 27.7x |
| EV / LTM Revenue | 0.22x | - | 21.62x | 1.60x | 2.52x | | | | ¥1,496,037 | 1.17x | - | 1.36x |
| EV / 2020 Revenue | 0.32x | - | 16.46x | 1.58x | NA | | | | ¥1,454,233 | 1.20x | - | 1.40x |
| EV / 2021 Revenue | 0.29x | - | 10.24x | 1.46x | NA | | | | ¥1,640,618 | 1.07x | - | 1.24x |
| EV / 2022 Revenue | 0.27x | - | 6.63x | 1.78x | NA | | | | ¥1,853,061 | 0.94x | - | 1.10x |

Note: LTM as of June 30, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

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Appendix 01 Holding Company Discount

Holding Company Discount Overview and Methodology • Duff & Phelps applied an overall discount to the Company’s investments based on considerations for marketability and control, the composition of the investment portfolio and other factors. • Duff & Phelps relied on the following methodologies in estimating the appropriate discount for the Company’s investment portfolio: – A review of private equity secondary market pricing data from secondary interest market intermediaries; – An analysis of price to net asset value (“NAV”) for listed private equity investment companies; and – A review of price to NAV indications for listed private equity indices. • Because much of the Company’s investment portfolio consists of early-stage or venture investments and companies generating losses or minimal income, Duff & Phelps focused primarily on observed discounts to NAV for venture funds in selecting a discount to apply for the Company’s investments. • Based on composition of the Company’s investment portfolio and the observations and analysis referenced above (and detailed on the following pages), Duff & Phelps applied a range of discounts to the Company’s investment portfolio of 0% to 10%.

# Holding Company Discount

## Private Equity Secondary Market Pricing Data

- Duff & Phelps reviewed recent pricing data for the private equity secondary market published by several secondary interest market intermediaries.
- As shown in the table below, higher discounts to NAV are observed for venture funds relative to funds with other investment strategies.

**Private Equity Secondary Market Pricing Data**

| Source | Fund Type | Period | Report Date | Price (% of NAV) | Discount to NAV | Pricing Indication |
|---|---|---|---|---|---|---|
| Greenhill Cogent | All | 2020 | Jul-20 | 80% | 20% | Average high secondary bid |
| Greenhill Cogent | Buyout Funds | 2020 | Jul-20 | 85% | 15% | Average high secondary bid |
| Greenhill Cogent | Real Estate | 2020 | Jul-20 | 72% | 28% | Average high secondary bid |
| Greenhill Cogent | Venture | 2020 | Jul-20 | 70% | 30% | Average high secondary bid |
| Setter Capital | All | Q3 2020 | Aug-20 | 87% | 13% | Average top pricing |
| Setter Capital | LBO | Q3 2020 | Aug-20 | 91% | 9% | Average top pricing |
| Setter Capital | Growth | Q3 2020 | Aug-20 | 88% | 12% | Average top pricing |
| Setter Capital | Real Estate | Q3 2020 | Aug-20 | 80% | 20% | Average top pricing |
| Setter Capital | Fund of Funds | Q3 2020 | Aug-20 | 81% | 20% | Average top pricing |
| Setter Capital | Venture Capital | Q3 2020 | Aug-20 | 78% | 22% | Average top pricing |
| Setter Capital | North America | Q3 2020 | Aug-20 | 87% | 13% | Average top pricing |
| Setter Capital | Western Europe | Q3 2020 | Aug-20 | 92% | 8% | Average top pricing |
| Setter Capital | Asia | Q3 2020 | Aug-20 | 79% | 21% | Average top pricing |
| Triago | All | Q1-Q3 2019 | Oct-19 | 93% | 7% | Average top pricing |
| Triago | Large Buyout | Q1-Q3 2019 | Oct-19 | 100% | 0% | Average top pricing |
| Triago | Mid-Market Buyout | Q1-Q3 2019 | Oct-19 | 96% | 4% | Average top pricing |
| Triago | Venture Capital | Q1-Q3 2019 | Oct-19 | 85% | 15% | Average top pricing |
| Triago | Tail-End | Q1-Q3 2019 | Oct-19 | 87% | 13% | Average top pricing |

Sources: Greenhill Cogent Secondary Pricing Trends & Analysis, July 2020; Setter Capital Price Report, August 2020; Triago Quarterly, October 2019; PEI Secondaries Investor

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# Holding Company Discount
## Public Funds Price to NAV Analysis

- Duff & Phelps compiled recent market information on listed private equity investment companies with various investment strategies and asset allocations, and analyzed their trading prices in relation to their most recent net asset values.

- The table below details the prices of the publicly traded private equity investment firms relative to their most recent net asset values.

**Public Funds Price to NAV Analysis**
*($ in millions)*

| Company | Ticker | First Listed | Fund Type | Geographic Focus | Fund Strategy | Market Cap (11/27/2020) | NAV Date | As of NAV Date: Price to NAV | As of NAV Date: Discount / (Premium) to NAV | As of November 27, 2020: Price to NAV | As of November 27, 2020: Discount / (Premium) to NAV |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Altamir SCA | ENXTPA:LTA | 1996 | Direct | Mainly France | LBO/Growth | $872 | 6/30/2020 | 55.2% | 44.8% | 72.6% | 27.4% |
| BMO Private Equity Trust Plc | LSE:BPET | 2001 | FoF | Global | Buyout, Venture, Mezzanine, Investments Trusts | 292 | 6/30/2020 | 82.7% | 17.3% | 77.0% | 23.0% |
| Deutsche Beteiligungs AG | DB:DBAN | 1985 | Direct | Germany | Buyout | 604 | 6/30/2020 | 110.6% | (10.6%) | 121.5% | (21.5%) |
| Dunedin Enterprise Investment Trust plc | LSE:DNE | 1987 | Direct | UK | Buyout | 91 | 9/30/2020 | 76.1% | 23.9% | 83.9% | 16.1% |
| Electra Private Equity plc | LSE:ELTA | 1976 | Direct | Europe | Direct Unlisted, Net liquid assets, Listed, Funds | 121 | 3/31/2020 | 50.2% | 49.8% | 64.4% | 35.6% |
| Gimv NV | ENXTBR:GIMB | 1997 | Direct | BEL/NL/GER | Buyout, Growth, Venture | 1,549 | 3/31/2020 | 109.3% | (9.3%) | 114.4% | (14.4%) |
| HarbourVest Global Private Equity Ltd | LSE:HVPE | 2007 | FoF | Global | Fund of Funds: Venture, Buyouts | 1,878 | 10/31/2020 | 77.9% | 22.1% | 82.2% | 17.8% |
| HBM Healthcare Investments AG | SWX:HBMN | 2008 | Direct | Global | Later-Stage Emerging Private Companies | 2,238 | 11/15/2020 | 101.1% | (1.1%) | 102.9% | (2.9%) |
| HgCapital Trust plc | LSE:HGT | 1989 | Direct | Europe | Buyout | 1,628 | 9/30/2020 | 95.4% | 4.6% | 100.0% | 0.0% |
| JPEL Private Equity Limited | LSE:JPEL | 2005 | FoF | Global | Buyout, Special Situations, Venture Capital | 158 | 6/30/2020 | 67.0% | 33.0% | 75.8% | 24.2% |
| JZ Capital Partners Limited | LSE:JZCP | 2008 | Direct | US | Micro cap Buyouts, Mezzanine, High Yield | 88 | 2/29/2020 | 53.6% | 46.4% | 18.5% | 81.5% |
| NB Private Equity Partners Limited | ENXTAM:NBPE | 2007 | Direct | Global | Buyout, Special Situations | 596 | 10/31/2020 | 66.6% | 33.4% | 64.7% | 35.3% |
| Oakley Capital Investments Limited | LSE:OCI | 2007 | Direct | Global | Buyout, Growth | 649 | 6/30/2020 | 60.5% | 39.5% | 72.9% | 27.1% |
| Pantheon International plc | LSE:PIN | 1987 | FoF | Global | Fund of Funds | 1,676 | 9/30/2020 | 69.5% | 30.5% | 77.3% | 22.7% |
| Princess Private Equity Holding Limited | LSE:PEY | 1999 | Direct | Global | Direct | 934 | 9/30/2020 | 79.1% | 20.9% | 87.2% | 12.8% |
| Spice Private Equity Ltd | SWX:SPCE | 1999 | FoF | Global | Growth, Buyout, Recap., Industry Consolidation | 46 | 9/30/2020 | 44.7% | 55.3% | 39.4% | 60.6% |
| SL Private Equity | LSE:SLPE | 2001 | FoF | Europe | Buyout, Secondary | 719 | 10/31/2020 | 69.0% | 31.0% | 76.4% | 23.6% |
| | | | | | | | Mean | 74.6% | 25.4% | 78.3% | 21.7% |
| | | | | | | | Median | 69.5% | 30.5% | 77.0% | 23.0% |
| | | | | | | | 25th Percentile | 60.5% | 17.3% | 72.6% | 12.8% |
| | | | | | | | 75th Percentile | 82.7% | 39.5% | 87.2% | 27.4% |

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Holding Company Discount Listed Private Equity Indices • Duff & Phelps also reviewed recent information on discounts to net asset values for several listed private equity indices, as shown in the table below. Listed Private Equity Indices Discount to NAV Index Description as of 11/27/2020 Indices by Size / Liquidity LPX Composite Tracks highly capitalized and liquid listed private equity funds 12.0% LPX50 Tracks the 50 largest listed private equity funds 10.3% LPX Major Market Tracks the 25 largest listed private equity funds 10.2% Indices by Region LPX America Tracks private equity funds listed in North American stock exchanges 9.3% LPX Europe Tracks private equity funds listed in European stock exchanges 11.0% LPX UK Tracks private equity funds listed in UK stock exchanges 10.9% Indices by Investment Style LPX Buyout Tracks listed private equity funds that pursue a buyout investment strategy 10.5% LPX Direct Tracks listed private equity funds that mainly pursue a direct investment strategy 9.1% LPX Fund of Funds Tracks listed private equity funds that mainly pursue an indirect investment strategy through private 22.6% equity limited partnerships LPX Mezzanine Tracks listed private equity funds that predominately provide mezzanine capital 9.3% LPX Venture Tracks listed private equity funds that predominately provide venture capital 2.7% Source: LPX Group CONFIDENTIAL